EXHIBIT 23.1

CONSENT OF KESSELMAN & KESSELMAN CPAs (ISR), INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-37804), pertaining to the 1996 Equity Incentive Plan, the 1999 Employee and Consultant Equity Incentive Plan, and the 2000 Employee and Consultant Equity Incentive Plan; the Registration Statement (Form S-8, File No. 333-55958), pertaining to the 1996 Equity Incentive Plan, the 1999 Employee and Consultant Equity Incentive Plan, the Amended and Restated 2000 Employee and Consultant Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan; the Registration Statement (Form S-8, File No. 333-67070), pertaining to the Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan; and the Registration Statement (Form S-8, File No. 333-86878), pertaining to the Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, each of Vyyo Inc., of our report dated February 13, 2003, with respect to the consolidated financial statements of Vyyo Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ KESSELMAN & KESSELMAN CPAs (ISR)

A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

February 13, 2003